UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2015

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Provectus Biopharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on Friday, June 19, 2015.

(b) At the annual meeting, the Company’s stockholders voted on three proposals. A brief description of and tabulation of votes for each proposal are set forth below.

Proposal 1. The Company’s stockholders elected the following directors for a term of one year. There were 70,596,501 broker non-votes with respect to the proposal.

Nominee	For	Withheld
H. Craig Dees, Ph.D.	56,215,984	3,733,078
Timothy C. Scott, Ph.D.	51,718,577	8,230,485
Jan E. Koe	52,796,995	7,152,067
Kelly M. McMasters, M.D., Ph.D.	57,268,275	2,680,787
Alfred E. Smith, IV	57,376,314	2,572,748

Proposal 2. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers. There were 70,596,501 broker non-votes with respect to the proposal.

For	Against	Abstain
40,296,537	11,655,544	7,996,981

Proposal 3. The Company’s stockholders ratified the selection of BDO USA, LLP as the Company’s independent auditor for 2015. There were no broker non-votes with respect to the proposal.

For	Against	Abstain
126,720,215	1,152,287	2,673,061

Item 7.01.	Regulation FD Disclosure.

On June 22, 2015, Provectus Biopharmaceuticals, Inc. issued a press release (the “Press Release”) announcing that it has retained healthcare communications company PharmaHEALTHLabs to coordinate and facilitate an Investigator Advisory Board meeting to be held during 11th Brazilian Melanoma Conference from August 13-15, 2015 in Goiania, Brazil. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 22, 2015